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EXHIBIT 4

                      SERIES B CONVERTIBLE PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT

THIS SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of March 4, 2004, by and among TRANS-INDUSTRIES, INC., a Delaware corporation (the "Company"), and the purchaser or purchasers listed on Annex I attached hereto (each, a "Purchaser," and collectively, the "Purchasers").

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) newly issued shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Convertible Preferred Stock"), the powers, preferences and relative, participating and other special rights and the qualifications, limitations and restrictions of which are set forth in the Certificate of Designation (as defined below), a copy of which is attached to this Agreement as Exhibit A, and
(ii) the Company's warrants to purchase shares of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company in the form attached to this Agreement as Exhibit B (the "Warrants"), at the price per share and upon and subject to the other terms and conditions set forth in this Agreement; ACCORDINGLY, the Company and the Purchasers hereby agree as follows:
AUTHORIZATION OF SALE OF THE SERIES B PREFERRED STOCK AND WARRANTS

      The Company has authorized the issuance and sale to the Purchasers of (a) up to 193,798.45 shares of Series B Convertible Preferred Stock and (b) Warrants to purchase in the aggregate up to 145,348.84 shares of Common Stock, all upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT TO SELL AND PURCHASE THE SERIES B PREFERRED STOCK AND WARRANTS

            PURCHASE AND SALE

      Upon the terms and subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, (a) that number of shares of Series B Convertible Preferred Stock which is set forth opposite such Purchaser's name on Annex I hereto, and (b) a Warrant or Warrants to purchase in the aggregate up to that number of shares of Common Stock which is set forth opposite such Purchaser's name on Annex I hereto. The shares of Series B Convertible Preferred Stock and the Warrants to be issued and sold by the Company to the Purchasers hereunder are referred to herein collectively as the "Purchased Shares" and the "Purchased Warrants," respectively.

            PURCHASE PRICE

      The total purchase price payable to the Company by each Purchaser for all of the Purchased Shares and Purchased Warrants to be issued and sold to such Purchaser hereunder shall be an amount equal to $7.74 multiplied by the number of Purchased Shares set forth

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opposite such Purchaser's name on Annex I hereto. The aggregate purchase price payable to the Company for all of the Purchased Shares and Purchased Warrants to be issued and sold by the Company hereunder (collectively, the "Purchased Securities") shall be $1,500,000 (the "Purchase Price"). Such purchase price shall be deemed to include the consideration payable to the Company for both such Purchased Shares and such Purchased Warrants, to be allocated $1,498,546.51 to the Purchased Shares and $1,453.49 to the Purchased Warrants.

            USE OF PROCEEDS

      The Company shall use the proceeds of the sale of the Purchased Shares to pay the fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement and for working-capital and other general corporate purposes, including the payment of accounts payable, delinquent taxes and indebtedness to banks (including up to $250,000 to Comerica
Bank).

            OPTION TO PURCHASE SERIES B-1 CONVERTIBLE PREFERRED STOCK AND
            WARRANTS

      (a) Effective as of the Closing, and subject to the approval of the shareholders of the Company as may be required under certain National Association of Securities Dealers, Inc. ("NASD") rules providing for qualitative listing requirements applicable to securities traded on the Nasdaq National Market and Nasdaq SmallCap Market and any other approval, authorization or waiver that may be required by any state or other institution, persons or agencies, including without limitation, the Securities and Exchange Commission ("SEC") ("Shareholder Approval"), and subject to the refinancing of the Company's bank debt on terms reasonably satisfactory to Purchasers (which condition Purchasers may waive), the Purchasers are hereby granted the option (the "Option") by the Company to purchase shares of Series B-1 Convertible Preferred Stock and additional Warrants to purchase shares of Common Stock at a price of $3.00 per share. The Purchasers shall have no obligation to exercise the Option. The total purchase price for the shares of Series B-1 Convertible Preferred Stock and Warrants purchased pursuant to the Option, may, at the sole discretion of the Purchasers, be between $500,000 and $1,500,000 (the "Option Purchase Price"). The number of shares of Series B-1 Convertible Preferred Stock to be issued to the Purchaser upon the exercise of the Option shall be a number equal to the Option Purchase Price divided by $9.00 (the "Option Purchase Price Per Share" which shall be subject to adjustment as set forth in Section 2.4(d)-(f)). The Warrants to be purchased upon the exercise of the Option shall entitle the Purchasers to purchase that number of shares of Common Stock equal to the product of (x) 25% and (y) the number of shares of Common Stock initially issuable upon conversion of the shares of Series B-1 Convertible Preferred Stock purchased upon the exercise of the Option. For example, if 100,000 shares of Series B-1 Convertible Preferred Stock are purchased upon the exercise of the Option, and assuming that each such share is initially convertible into three
(3) shares of Common Stock, then the Warrants would entitle the Purchasers to purchase 75,000 shares of Common Stock (100,000 x 3 x 25% = 75,000).

      (b) The Option may be exercised by the Purchasers by providing written notice to the Company at any time after the Company obtains Shareholder Approval but prior to 5:00 p.m. EST on January 3, 2005. Purchaser's written notice to the Company shall specify the Option Purchase Price.

      (c) Within thirty (30) days after Purchaser's written notice is delivered to the Company, the Company and the Purchaser shall enter into agreements on substantially similar

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terms to those contained in this Agreement and the Transaction Documents pursuant to which the Purchasers shall purchase and the Company shall issue the shares of Series B-1 Convertible Preferred Stock and the Warrants. The terms of the Series B-1 Convertible Preferred Stock shall be identical to the terms of the Series B Convertible Preferred Stock, except that the purchase price per share of the Series B-1 Convertible Preferred Stock shall be $9.00, the dividend rate shall be $.45 per share and the liquidation preference shall be $9.00 per share. In addition, the Series B-1 Convertible Preferred Stock and the Series B Convertible Preferred Stock will share pari passu in any liquidation proceeds pro rata based on the amount owed.

      (d) If and whenever the Company subsequent to the date hereof:

            (i) declares a dividend upon, or makes any distribution in respect of, any shares of capital of the Company, payable in Common Stock (other than upon conversion of the Series B Convertible Preferred Stock or the exercise of the Warrants), Purchase Rights or Convertible Securities (as used herein:
"Purchase Rights" means any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock; and "Convertible Securities" means stock or security convertible into or exchangeable for Common Stock); or

            (ii) subdivides its outstanding Common Stock into a larger number of Common Stock; or

            (iii) combines its outstanding Common Stock into a smaller number of Common Stock,

then the Option Purchase Price Per Share shall be adjusted to that price determined by multiplying the Option Purchase Price Per Share in effect immediately prior to such event by a fraction, (A) the numerator of which shall be the total number of outstanding Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding Common Stock immediately after such event, treating as outstanding all Common Stock issuable upon conversions or exchanges of any such Convertible Securities issued in such dividend or distribution and exercises of any such Purchase Rights issued in such dividend or distribution.

      (e) If any adjustment of the Option Purchase Price Per Share pursuant to
Section 2.4(d) shall result in an adjustment of less than $.0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.0001; provided that upon any adjustment of the Option Purchase Price Per Share resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any shares of capital stock of the Company payable in Common Stock, Purchase Rights or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of Common Stock, the foregoing figure of $.0001 (or such figure as last adjusted) shall be proportionately adjusted; and provided, further, that upon the exercise of the Option, the Company shall make all necessary adjustments (to the nearest .0001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which the Option is exercised.

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      (f) If and whenever subsequent to the date hereof the Company shall effect
(i) any reorganization, reclassification or recapitalization of any shares of capital stock of the Company (other than in the cases referred to in Section 2.4(d)), (ii) any consolidation or merger of the Company with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction (or any other event shall occur) as a result of which holders of Common Stock become entitled to receive any other securities and/or property (including, without limitation, cash) with respect to or in exchange for the Common Stock, there shall thereafter be deliverable upon the exercise of the Option or any portion thereof (in lieu of or in addition to the shares of Series B-1 Convertible Preferred Stock and Warrants theretofore deliverable, as appropriate) the number of other securities and/or the amount of property (including, without limitation, cash) to which the Purchasers would have been entitled upon such reorganization, reclassification, recapitalization, conversion, consolidation, merger, sale, transfer, disposition or other transaction or upon the occurrence of such other event, and at the same aggregate Option Purchase Price Per Share.

      Prior to and as a condition of the consummation of any transaction or event described in the preceding sentence, the Company shall make and undertake lawful, adequate and equitable written adjustments, binding upon the Company and/or its successor entity, as applicable, in the application of the provisions set forth herein for the benefit of the Purchasers, so that all such provisions shall thereafter be applicable, as nearly as possible, in relation to any other securities or other property thereafter deliverable upon exercise of the Option and so that the Purchaser will (prior to exercise of the Option ) enjoy all of the rights and benefits enjoyed by any Person who shall have acquired any other securities and/or property in connection with any such transaction or event, including, without limitation, any subsequent tender offer or redemption of any other securities.

THE CLOSING; CLOSING ACTIONS


      The consummation of the purchase and sale of the Purchased Shares and the other transactions and deliveries contemplated by this Agreement (the "Closing") shall take place at the offices of Calfee, Halter & Griswold LLP, counsel to the Purchasers, at 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, simultaneously with the execution and delivery of this Agreement by the Company and the Purchasers on the date of this Agreement (the "Closing Date").

            ACTIONS AT OR PRIOR TO THE CLOSING

      In connection with the execution and delivery of this Agreement, the following actions shall occur (the "Closing Actions").

            Prior to the execution and delivery of this Agreement:

            A Certificate of Designation in the form attached to this Agreement as Exhibit A (the "Certificate of Designation") shall have been duly executed, acknowledged and filed and shall have become effective in accordance with Section 151(g) and Section 103 of the General Corporation Law of the State of Delaware (the "DGCL").

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            The Company shall have delivered to the Purchasers a copy of the
                  Certificate of Incorporation of the Company, including all amendments and restatements thereof and all certificates of designation, as in effect at and as of the Closing (the "Certificate of Incorporation"), as certified as of the Closing Date by the Secretary of the Company and by the Secretary of State of the State of Delaware, and which shall be attached to this Agreement as Exhibit C hereto.

            The Company shall have delivered to the Purchasers a copy of the
                  By-Laws of the Company, including all amendments thereto, as in effect at and as of the Closing, as certified by the Secretary of the Company, which shall be attached to this Agreement as Exhibit D hereto.

            The Company shall deliver to the Purchasers a certificate of the
                  Secretary of State of the State of Delaware, dated as of the Closing Date, as to the status of the Company as a corporation in good standing under the laws of the State of Delaware as of the Closing Date.

            The Company shall have delivered evidence satisfactory to Purchasers that the Company shall have entered into and consummated a forbearance agreement with Comerica Bank, the Company's lender, upon terms and conditions satisfactory to Purchasers.

            Simultaneously with, or prior to, the execution and delivery of this
                  Agreement:

            The Company and the Purchasers shall each duly execute and deliver an Investor Rights Agreement by and among such parties in the form attached to this Agreement as Exhibit E (the "Investor Rights Agreement").

            The Company and the Purchasers shall each duly execute and deliver a
                  Registration Rights Agreement by and among such parties in the form attached to this Agreement as Exhibit F (the "Registration Rights Agreement").

            The Company, the Purchasers and certain stockholders of the Company identified therein shall each duly execute and deliver a Right of First Refusal Agreement in the form attached to this Agreement as Exhibit G (the "Right of First Refusal Agreement").

            The Company, the Purchasers and certain stockholders of the Company identified therein shall each duly execute and deliver a Voting Agreement in the form attached to this Agreement as Exhibit H (the "Voting Agreement").

            The Company shall deliver to the Purchasers a certificate executed by its Secretary, in form and substance satisfactory to the Purchasers, certifying the resolutions authorizing the transactions contemplated by this Agreement and certain incumbency matters.

            The Company shall deliver to the Purchasers the opinion of Nemes &
                  Anderson, P.C., counsel for the Company, addressed to the Purchasers and dated as of the Closing Date, in form and substance satisfactory to the Purchasers.

            Harry E. Figgie, Jr., James O'Brien and Richard Solon shall be duly elected to the board of directors of the Company pursuant to the Investor Rights Agreement, and shall hold such positions as of the Closing Date with the result being that the Board of Directors of the Company consist of six (6) appointed Board Members, and Richard Solon shall be duly elected as the President and Chief Operating Officer of the Company.

            The Company shall deliver to each Purchaser one or more certificates or other instruments representing the Purchased Shares and the Purchased Warrants being purchased by such Purchaser at the Closing pursuant to Section 2.1, which certificates and instruments shall be in a form satisfactory to such Purchaser and registered in the name of such Purchaser or such nominee or nominees as such Purchaser may designate in writing to the Company, against receipt by the Company of payment of the full amount of the Purchase Price for the Purchased Securities of such Purchaser either by check or by wire-transfer of immediately available funds to the Company in accordance with wire-transfer instructions furnished by the Company to such Purchaser at least two business days prior to the Closing Date.

            SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT

No Purchaser shall have any obligation to any other Purchaser in respect of the failure by such Purchaser to purchase any Purchased Securities required to be purchased by such Purchaser. The obligations of the Company at any time hereunder and under the other Transaction Documents (as defined below) to each Purchaser shall be separate and independent, and each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement and the Purchased Securities held by it and it shall not be necessary for any other holder to consent to or be joined as an additional party in, any proceedings for such purposes.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as and to the extent otherwise specifically disclosed in the Schedule of Exceptions attached to this Agreement as Exhibit I, the Company hereby represents and warrants to the Purchasers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

            ORGANIZATION AND QUALIFICATION

The Company is a corporation that has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets and to conduct its business as it is presently being conducted and as it is proposed to be conducted. The Company is duly qualified as a foreign corporation to transact business in, and is in good standing in, each jurisdiction in which its ownership, lease or operation of its properties or assets, the nature of its activities or the conduct of its business makes such qualification necessary, except for any failure or failures to be so qualified could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company. Exhibit C to this Agreement contains a true, correct and complete copy of the Certificate of Incorporation of the Company, including all amendments and restatements thereof and certificates of designation, as in effect at and as of the Closing. Exhibit D to this Agreement contains a true, correct and complete copy of the By-Laws of the Company, including all amendments thereto, as in effect as of the Closing. The Company is not in violation or breach of any of the terms, conditions or provisions of such Certificate of Incorporation or By-Laws.

            AUTHORIZATION

The Company has all requisite corporate power and authority to execute and deliver (a) this Agreement, (b) the Purchased Securities, (c) the Registration Rights Agreement, (d) the Investor Rights Agreement, (e) the Right of First Refusal Agreement, and (f) the Voting Agreement (collectively, the "Transaction Documents"), and to perform its obligations under the Transaction Documents. The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on its part, and no other corporate proceedings on its part are necessary to authorize its execution and delivery of the Transaction Documents or its performance of its obligations under the Transaction Documents.

            PURCHASED SECURITIES

The Purchased Securities and the issuance, sale and delivery thereof upon the terms and conditions set forth in this Agreement have been duly authorized by all requisite action of the Board of Directors of the Company and all requisite stockholder action. When issued and delivered to the Purchasers upon the terms and conditions of this Agreement (and paid for as contemplated by this Agreement), the Purchased Securities will be validly issued and fully paid and nonassessable, with no personal liability attached to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of any stockholder of the Company or any other person, and, based upon the representations and warranties of the Purchasers set forth in Section 5 of this Agreement, shall have been issued in compliance with all applicable securities laws.

            DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS

Each Transaction Document has been duly executed and delivered by the Company, and each such Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

            NO CONFLICT OR VIOLATION

The execution and delivery by the Company of each Transaction Document, and the performance by the Company of its obligations under each Transaction Document, will not result in any conflict with, or result in a violation or breach of any of the terms, conditions or provisions of, or constitute (with or without due notice, lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or the By-Laws of the Company, or the certificate of incorporation, articles of incorporation or by-laws of any subsidiary of the Company, (ii) any material contract to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets is subject; or (iii) any law, statute, ordinance, rule, regulation, judgment, order, decree, license or permit applicable to the Company or any of its subsidiaries or to which any of their respective properties or assets is subject.

            CONSENTS AND APPROVALS

The execution and delivery by the Company of each Transaction Document, and the performance by the Company of its obligations under each Transaction Document, do not and will not require any consent, approval, license, permit, order or authorization of, or any registration, notification, declaration or filing (including any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) with, any person (including any securities exchange or self-regulatory organization or any governmental agency, entity or authority), except for (i) such as have been obtained or made and are in full force and effect as of the Closing, (ii) the filing of any notice with respect to the Closing with any governmental agency, entity or authority which may be required subsequent to the Closing under the Securities Act of 1933, as amended (the "Securities Act"), any state securities laws, or the rules and regulations promulgated thereunder (and which, if required, will be filed on a timely basis as may be so required), and (iii) the approval of the shareholders of the Company which may be required by NASD listing standards.

            CAPITALIZATION

            The authorized capital stock of the Company consists of (i)
                  10,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), and (ii) 500,000 shares of shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

            The authorized Preferred Stock consists of (i) 19,000 authorized shares of Series A Preferred Stock, par value $1.00 per share (the "Prior Preferred Stock"), and (ii) 215,000 authorized shares of Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Convertible Preferred Stock"), and (iii) 266,000 shares which are not part of any designated series of Preferred Stock or issued, outstanding, held in treasury or reserved for issuance and which are available for designation in one or more series by the Board of Directors of the Company pursuant to the Certificate of Incorporation.

            Of the authorized Common Stock, (i) 3,139,737 shares are issued and outstanding, (ii) 116,000 shares are duly reserved for issuance, sale and delivery upon the exercise of options presently outstanding under, or options which are not outstanding but are presently available to be granted under, the Trans-Industries, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan"), (iii) 581,395.35 shares are duly reserved for issuance and delivery upon the conversion of the Purchased Shares, (v) 145,348.84 shares are duly reserved for issuance and delivery upon the exercise of the Purchased Warrants in accordance with the terms thereof, and (vi) the remaining shares are not issued, outstanding, held in the treasury of the Company or reserved for issuance.

            All of the authorized Prior Preferred Stock is issued and
                  outstanding and is held of record by the Trans-Industries, Inc. Employees 401(k) and Profit Sharing Plan.

            All outstanding shares of capital stock of the Company of every class and series have been duly authorized and validly issued, free of any preemptive or similar rights except such as have been fully complied with, and are fully paid and nonassessable, with no liability attaching to the ownership thereof.

            Except as set forth in Section 4.7(c) or Section 4.7(d), and except for (x) options presently outstanding or presently available to be granted under the 1996 Stock Option Plan to purchase an aggregate of 116,000 shares of Common Stock, and (y) Purchased Securities hereunder, and (z) the Option (as described in Section 2.4), there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options, warrants or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) of this Section 4.7(f) being referred to collectively as the "Company Securities")

            Except as set forth in the Registration Rights Agreement, the
                  Investor Rights Agreement, the Right of First Refusal Agreement, the Voting Agreement or the Certificate of Incorporation, there are no outstanding (i) rights of first offer or first refusal, "drag-along" rights, "tag-along" rights or other similar rights or agreements, arrangements or commitments of any character which obligate the Company or any of its subsidiaries, or, to the knowledge of the Company, any stockholder of the Company or other person, to transfer, sell or vote any Company Securities, (ii) obligations on the part of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, (iii) liabilities on the part of the Company or any of its subsidiaries for dividends declared or accumulated but unpaid with respect to Company Securities, (iv) obligations on the part of the Company or any of its subsidiaries to register for public sale any Company Securities, and (v) obligations on the part of the Company or any of its subsidiaries or, to the knowledge of the Company, of any stockholder of the Company or other person for the voting of Company Securities in any manner whatsoever.

            Except as set forth in (x) the 1996 Stock Option Plan with respect to options granted or to be granted thereunder, (y) the Purchased Warrants or (z) the Certificate of Incorporation, no Company Securities will become issuable to any Person, nor will the conversion or exercise price or exchange factor or ratio of any Company Securities be reduced, pursuant to any so-called "anti-dilution" or similar adjustment provisions of any Company

                  Securities or pursuant to any agreements, arrangements or commitments to which the Company or any of its subsidiaries is a party.

            The Company has no liability whatsoever to any stockholder, former stockholder or other person, whether fixed or variable, accrued or contingent, for the payment of any dividends, whether or not declared and whether cumulative or non-cumulative, except for the Company's liability for cumulative dividends accrued with respect to the shares of Prior Preferred Stock presently issued and outstanding in accordance with the terms thereof as set forth in the Certificate of Incorporation. None of such dividends are currently due or payable, and the total amount of the Company's liability for such accrued cumulative dividends on the Prior Preferred Stock as of January 31, 2004, was $390,000.

            All shares of capital stock and other equity or debt securities of the Company and its subsidiaries (including any predecessors of the Company and such subsidiaries) issued prior to the Closing have been offered, sold and issued either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or in a transaction exempt from registration under the Securities Act, and in compliance with all applicable state securities laws and all rules and regulations promulgated under the Securities Act and applicable state securities laws. Neither the Company nor any of its subsidiaries nor any predecessor thereof has violated the Securities Act or any applicable state securities laws or any rules or regulations promulgated thereunder in connection with the issuance, sale and delivery of any securities.

            EXCHANGE ACT FILINGS

      The Company has timely filed all documents required to be filed by the Company (the "Exchange Act Filings") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"). As of their respective filing dates, all Exchange Act Filings complied in all material respects with the requirements of the 1934 Act, and none of the Exchange Act Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. All financial statements of the Company included in any Exchange Act Filings complied as to form in all material respects with the then applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normally, recurring year-end audit adjustments).

            FINANCIAL STATEMENTS

All financial statements of the Company included, whether as exhibits or otherwise, or incorporated by reference in the Exchange Act Filings have been prepared from and in accordance with the books and records of the Company and its subsidiaries (which have been maintained in accordance with good business practices and are true and complete in all material respects), and fairly present in all material respects the consolidated financial position and consolidated results of operations, stockholders' equity and cash flows of the Company and its subsidiaries as of the respective dates thereof and for the respective periods indicated therein in accordance with GAAP, subject, in the case of any unaudited financial statements included among such financial statements, to normal, recurring year-end adjustments (which adjustments are not material, individually or in the aggregate) and the lack of footnotes and other presentation items required by GAAP. Since December 31, 2002, except as required by applicable law or GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or any of its subsidiaries or in the method of applying any such principle, procedure or practice.

            UNDISCLOSED LIABILITIES

The Company and its subsidiaries do not have any liabilities or obligations whatsoever (whether matured or unmatured, known or unknown, fixed or contingent or otherwise) of a type required to be reflected on or reserved against in, or to be disclosed in the notes to, a balance sheet prepared in accordance with GAAP, except (i) to the extent expressly reflected on or reserved against in, or otherwise disclosed in the notes to, the Company's audited consolidated financial statements as of and for the period ended December 31, 2002 (the "Latest Audited Financial Statements"), as set forth in the company's Annual Report on Form 10-K as filed with the SEC pursuant to the 1934 Act (the "Annual Report"), (ii) for those liabilities or obligations expressly disclosed or reflected in Exchange Act Filings filed by the Company with the SEC subsequent to the Annual Report, and (iii) for those liabilities or obligations arising since December 31, 2002 in the ordinary course of business consistent (in amount and kind) with past practice, none of which, except as expressly set forth in any Exchange Act Filings filed by the Company with the SEC subsequent to the Annual Report, is a liability or obligation arising from any breach of contract, breach of warranty, tort, infringement claim, violation of law or any action, suit or proceeding.

            NO MATERIAL CHANGE

Since December 31, 2002, except as disclosed in any Exchange Act Filings filed by the Company with the SEC subsequent to that date,

            there has been no material adverse change or any development involving a prospective material adverse effect on or affecting the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company, whether or not arising in the ordinary course of business;

            there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

            there has been no dividend or distribution of any kind declared, paid or made by the Company on or with respect to any class or series of its capital stock, nor has the Company repurchased or redeemed and shares of its capital stock.

            ENVIRONMENTAL MATTERS

Except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company, the Company is in compliance with all applicable Environmental Laws
                  (as defined below);

            the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

            there are no pending or, to the knowledge of the Company, threatened
                  Environmental Claims (as defined below) against the Company;
                  and

            under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

            NO DEFAULTS

Except as set forth in timely filed Exchange Act Filings by the Company since December 31, 2002, the Company is not in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, except for any such defaults as could not, either individually or in the aggregate, reasonably be expected to result in a material adverse effect on or affecting the condition, financial or otherwise, or in the earnings, assets, liabilities, business or prospects of the Company.

            LABOR MATTERS

There exists no material dispute with any employees or group of employees of the Company, whether or not covered by any collective bargaining agreement, and, to the knowledge of the Company, no such dispute is or has been threatened.

            NO ACTIONS

There are no actions, suits, proceedings or investigations before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company which if determined adversely to the Company could, either individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company or which relates in any way to the transactions contemplated by this Agreement, nor, to the knowledge of the Company, is there any reasonable basis for any such action, suit or proceeding. Neither the Company nor any of its subsidiaries is in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality applicable the Company or any such subsidiary.

            INTELLECTUAL PROPERTY

            The Company owns or is licensed to use or otherwise possesses the legal right to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (collectively, "Proprietary Rights").

            The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

            No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Proprietary Rights and which, if determined adversely to the Company, could reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company, nor, to the knowledge of the Company, is there any reasonable basis therefor.

            PERMITS

The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorizations, approvals and permits from all governmental agencies, entities and authorities of any foreign, federal, state, local or other jurisdiction regulatory necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company, nor, to the knowledge of the Company, is there any reasonable basis therefor.

            COMPLIANCE

The Company has conducted and is conducting its business in compliance with all applicable statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders of any foreign or federal, state, local or other jurisdiction, except where any failure to so comply could not, either individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company.

            TAXES

            (i) The Company and its subsidiaries (including their predecessors)
                  have timely filed in accordance with all applicable laws (taking into account valid extensions) all tax returns, reports and declarations ("Tax Returns") required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects, (ii) the Company and its subsidiaries (including their predecessors) have timely paid all Taxes (as defined below) due and required to be paid by them, including any Taxes levied upon any of their properties, assets, income or franchises, (iii) all amounts required to be collected or withheld by the Company and its subsidiaries (including their predecessors) have been collected or withheld and any such amounts which are required to be remitted to any taxing authority have been duly remitted, (iv) no taxing authority in any jurisdiction in which the Company or any subsidiary thereof (including any predecessors thereof) has not filed Tax Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation in such jurisdiction, (v) no audit, investigation or other proceeding is in progress, pending, proposed or, to the knowledge of the Company, threatened, in each case with regard to any Taxes or Tax Returns of the Company or any subsidiary thereof (including their predecessors), and (vi) neither the Company nor any subsidiary thereof nor any predecessor thereof is a party to or bound by a Tax sharing or Tax allocation or similar agreement or arrangement. The accruals and reserves for Taxes in the Latest Audited Financial Statements were complete and adequate to cover any liability of the Company and its subsidiaries for Taxes for the periods through the dates thereof. The Company is not currently, nor has it been at any time, a "United States real property holding corporation" as such term is defined in Section 897 of the Internal Revenue Code of 1986, as amended.

            As used herein, "Taxes" means (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts, in each case imposed by any taxing authority (domestic or foreign) on any person (if any) and
                  (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

            OTHER GOVERNMENTAL PROCEEDINGS

      To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if subject to an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, liabilities, business or prospects of the Company.

            INSURANCE

The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            CONTRACTS

      All material contracts to which the Company or any of its subsidiaries is a party and which are described or incorporated by reference in any Exchange Act Filing filed by the Company with the SEC subsequent to December 31, 2002, are in full force and effect on the date hereof, except for any such contracts the termination or expiration of which could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, liabilities, business or prospects of the Company. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party is in material breach of or default under any contract which is material to the business of the Company or any of its subsidiaries.

            NO INTEGRATED OFFERING

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance and sale of the Purchased Securities to the Purchasers. The Company will not make any offers or sales of any security that would cause the offering of the Purchased Securities to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of any national securities exchange on which any securities of the Company are on the date hereof or hereafter become traded.

            BROKERS AND FINDERS

            Except as set forth in (b) below, no action has been taken by the
                  Company or any other person on the Company's behalf that would give rise to any valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by any of the Transaction Documents.

            The Company has employed Relational Advisors LLC ("Relational") as its financial advisor in connection with the transactions contemplated by the Transaction Documents. Relational is acting as an intermediary between the Company and the Purchasers in this transaction, both of whom are aware of such relationship. The Company has waived any claim of conflict of interest that might arise by virtue of Relational's representation of the Company and the Purchasers. Relational shall receive a fee from the Company, but not from the Purchasers, for the investment contemplated herein.

            DISCLOSURE

No representation or warranty made by the Company in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not misleading

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser severally (as to itself only and not with respect to any other Purchaser) represents and warrants to the Company as follows:

            AUTHORIZATION

Such Purchaser has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under such Transaction Documents. The execution and delivery by such Purchaser of the Transaction Documents to which it is a party and the performance by such Purchaser of its obligations under such Transaction Documents have been duly authorized by all necessary action on its part, and no other proceedings on its part are necessary to authorize its execution and delivery of such Transaction Documents or its performance of its obligations under such Transaction Documents.

            DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS

Each Transaction Document to which such Purchaser is a party has been duly executed and delivered by such Purchaser, and each such Transaction Document constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

            CONSENTS AND APPROVALS

The execution and delivery by such Purchaser of each Transaction Document to which it is a party, and the performance by such Purchaser of its obligations under each such Transaction Document, do not and will not require any consent, approval, license, permit, order or authorization of, or any registration, declaration or filing with, any Person (including any governmental agency, entity or authority), except for (i) such as have been obtained or made and are in full force and effect, and (ii) the approval of the shareholders of the Company which may be required by NASD listing standards.

            INVESTMENT REPRESENTATIONS

Solely for establishing that the offer, sale and issuance of the Purchased Securities being purchased by such Purchaser pursuant to this Agreement are exempt from the registration requirements of the Securities Act and the comparable provisions of state securities laws and not in any way to mitigate the responsibility or liability of the Company for any breach of the representations and warranties made by the Company in this Agreement, on which such Purchaser is relying in full in connection with its, his or her decision to invest in the Company:

            Such Purchaser is acquiring the Purchased Securities to be purchased by it under this Agreement, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

            Such Purchaser understands that the Purchased Securities have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the Company's reliance upon such exemptions is based in part on the representations of the Purchasers contained in this Agreement; and that each such security must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

            Such Purchaser further understands that the exemption from registration under the Securities Act afforded by Rule 144 (the provisions of which are known to such Purchaser) depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales of only limited amounts and under limited circumstances.

            Such Purchaser has had the opportunity to ask questions of the
                  Company's officers and directors about the business and financial condition of the Company and its subsidiaries, understands that its, his or her purchase of the Purchased Securities being purchased by it pursuant to this Agreement, are speculative investments which involve a high degree of risk of loss of the entire investment therein; and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of its investment in such Purchased Securities.

            Such Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by the Transaction Documents. Relational is acting as an intermediary between the Company and the Purchasers in this transaction, both of whom are aware of such relationship. The Purchasers have waived any claim of conflict of interest that might arise by virtue of Relational's representation of the Company and the Purchasers. Relational shall receive a fee from the Company, but not from the Purchasers, for the investment contemplated herein.

            The principal office or residence of such Purchaser is located at the address for such Purchaser specified on Annex I hereto, and substantially all of the decisions of such Purchaser with respect to its, his or her investment pursuant to this Agreement were made at such location.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Notwithstanding any investigation made at any time by or on behalf of any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in any of the other Transaction Documents shall survive the execution and delivery of this Agreement and the issuance and delivery to the Purchasers of the Purchased Securities.

INDEMNIFICATION

            INDEMNIFICATION OF PURCHASER INDEMNITEES

The Company shall indemnify, defend and hold each Purchaser and each of their respective heirs, beneficiaries, officers, directors, partners, managing directors, affiliates, employees, agents, consultants, representatives, successors and assigns (each a "Purchaser Indemnitee") harmless from and against all Losses (as hereinafter defined) incurred or suffered by a Purchaser Indemnitee arising out of, relating to or resulting from (i) any breach of any of the representations or warranties made by the Company in this Agreement or in any of the other Transaction Documents or (ii) any breach of any of the covenants or agreements made by the Company in this Agreement or in any of the other Transaction Documents. Such right of indemnification shall be in addition to and not in lieu of any and all other rights and remedies available to the Purchasers at law or in equity.

            INDEMNIFICATION PRINCIPLES

      For purposes of this Agreement, "Losses" shall mean and include each and all of the following items: claims, actions, demands, losses (including losses of earnings), liabilities, obligations, payments, damages (actual, punitive and consequential), charges, judgments, fines, penalties, amount paid in settlement, costs and expenses (including interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments, and fees, expenses and disbursements of counsel, consultants and other experts).

TRANSFERS OF SECURITIES

            RESTRICTIVE LEGENDS; EXCHANGES; LOST, STOLEN OR MUTILATED
            CERTIFICATES

Each certificate or other instrument evidencing Purchased Securities and each certificate or other instrument for any such Purchased Securities issued to subsequent transferees of any such Purchased Securities shall (unless otherwise permitted by the provisions of Section 8.3) be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES

\
      LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

      "ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED IN THE SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF March 4, 2004, AMONG THE ISSUER HEREOF AND THE PURCHASERS PARTY THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS SPECIFIED THEREIN, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THESE LEGENDS, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

            NOTICE OF TRANSFER

            As used herein, "Restricted Securities" means (a) Purchased Shares,
                  (b) shares of Common Stock issuable upon conversion of the Purchased Shares in accordance with the Certificate of Incorporation, (c) Purchased Warrants, and (d) shares of Common Stock issuable upon exercise of the Purchased Warrants in accordance with the terms thereof. The holder of any Restricted Securities, by acceptance thereof, agrees, prior to any transfer of such Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 8.2. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied, if reasonably requested by the Company, by the written opinion, addressed to the Company, of counsel for the holder of such Restricted Securities, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company and which counsel may be the in-house counsel of such holder) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act; provided, however, that (i) in the case of a holder of Restricted Securities which is a partnership or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Restricted Securities to a partner or member of such holder of Restricted Securities, or a retired partner or member of such holder who retires after the date hereof, or the estate of any such partner or member or retired partner or member, if in each case the transferee agrees in writing to be subject to the terms of this Section 8 to the same extent as if such transferee were originally a signatory to this Agreement, (ii) in the case of a holder of Restricted Securities which is a corporation or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Restricted Securities to an affiliate, officer, director, member or manager of such entity, and (iii) no such opinion shall be required in connection with a transfer pursuant to Rule 144, provided, that the Company, if reasonably requested by it, shall be provided with customary written representations relating to such transaction.

            If in the opinion of such counsel (if such opinion is required hereunder) the proposed transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of such Restricted Securities shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by it to the Company.

            Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legends set forth in Section 8.1 unless (i) in the opinion of such counsel, registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144.

            Upon surrender by any Purchaser to the Company of any certificate, representing Purchased Securities, the Company at its expense will, within five business days, issue in exchange therefor, and deliver to the Purchaser, a new certificate or certificates representing such Purchased Securities, in such denominations as may be requested by such Purchaser. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Purchased Securities purchased or acquired by any Purchaser hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in any case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will, within five business days, issue and deliver to the Purchaser a new certificate or other instrument for such Purchased Securities of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate.

            TRANSFER PURSUANT TO RULE 144

The Company covenants that (a) the Company will comply at all times with the public information requirements of Rule 144(c)(1); and (b) at all times as Rule 144 is available for use by any Purchaser, the Company will furnish such Purchaser, upon its request, with all information within the possession of the Company reasonably required for the preparation and filing of Form 144.

MISCELLANEOUS COVENANTS

            CERTAIN TAXES

The Company shall pay, and will hold each Purchaser harmless from, (a) any and all liability with respect to any transfer, transfer gains, stamp or similar Taxes which may be determined to be payable in connection with (i) the execution and delivery and performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, or (ii) the issuance of any shares of Common Stock or other securities upon conversion of the Purchased Shares or upon the exercise of the Purchased Warrants, and (b) all Taxes arising as a result of the issuance of the Purchased Securities to the Purchasers (collectively, "Transaction-Related Taxes").

            LISTING OF COMMON SHARES

If shares of Common Stock are listed on any national securities exchange or automated quotation system on the date any registration statement filed by the Company pursuant to the Registration Rights Agreement becomes effective, the Company will promptly secure the listing of the shares of Common Stock issuable upon conversion of the Purchased Shares or upon exercise of the Purchased Warrants upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed. The Company represents and warrants that it has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Stock from any of the national securities exchange or automated quotation system upon which shares of Common Stock are currently listed.

            PRESS RELEASE; LISTING OF COMMON SHARES

      Prior to 8:30 a.m., Eastern Standard Time, on the day after the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and shall timely file a Current Report on Form 8-K under the 1934 Act disclosing the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the SEC and each national securities exchanges or automated quotation system upon which shares of Common Stock are currently listed.

            SHAREHOLDER APPROVAL

      Promptly after the Closing Date, the Company will take all reasonable actions necessary, including calling a shareholder meeting, to obtain Shareholder Approval (as described in Section 2.4(a).

EXPENSES

The Company shall pay (a) all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the costs and expenses of its counsel incurred in connection with the drafting, review and negotiation of the Transaction Documents), (b) all out-of-pocket costs and expenses reasonably incurred by the Purchasers and their respective affiliates (including the reasonable fees and expenses of Calfee, Halter & Griswold LLP, counsel for the Purchasers) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the purchase of the Purchased Securities hereunder (provided, the payment obligations of the Company with respect to this clause (b) shall not exceed an aggregate amount agreed upon by the Company and the Purchasers); (c) all out-of-pocket costs and expenses actually incurred by the Purchasers (including the fees, charges and disbursements of counsel for the Purchasers) in connection with (A) the preparation, negotiation, execution and delivery of any amendments, modifications or waivers of the provisions of this Agreement or any other Transaction Document and (B) the enforcement or protection of the Purchasers' rights under the provisions of this Agreement or any other Transaction Document; and (d) any Transaction-Related Taxes. All amounts payable under this Section 10 shall be payable by the Company promptly after written demand therefor.

NOTICES

Any notices, demands, consents or other communications that are given or made hereunder shall be in writing and shall be given or made to any party hereto by physical delivery, U.S. mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier or by transmission by facsimile to such party at its, his or her address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been specified by like notice by such party:

            if to the Company, to:

                            Trans-Industries, Inc.
                            2637 South Adams Road
                            Rochester Hills, MI 48309
                            Attention:  Dale S. Coenen, Chief Executive Officer
                            Facsimile: (248) 852-1211

            with a copy to:

                            Nemes & Anderson, P.C.
                            26050 Orchard Lake Road, Suite 300
                            Farmington Hills, MI 48334
                            Attention: Robert P. Anderson, Esq.
                            Facsimile: (248) 442-3319

or to such other person at such other place as the Company shall designate to each Purchaser in writing; and

            if to a Purchaser, to such Purchaser's address (or facsimile number)
                  as set forth on Annex I to this Agreement, or to such other address for such Purchaser as such Purchaser may specify in written notice given to the Company in accordance with this section.

Each such notice, demand, consent or other communication shall be effective upon receipt in the case of physical delivery or overnight courier, upon confirmation of receipt by or on behalf of the addressee in the case of transmission by facsimile if received prior to 5:00 p.m. local time at the destination of such facsimile transmission, and, if received after 5:00 p.m. local time at the destination of such facsimile transmission, on the next business day immediately after the date of such receipt, and five business days after deposit in the U.S. mail in the case of mailing.

MISCELLANEOUS PROVISIONS

            ENTIRE AGREEMENT

This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any prior or contemporaneous understandings, negotiations, agreements or representations by or among such parties, written or oral, that may have related in any way to the subject matter hereof or thereof, including any letter of intent or term sheet dated as of or prior to the date hereof, between the Company and one or more of the Purchasers (or their affiliates).

            FURTHER ASSURANCES

The Company will, and will cause its subsidiaries to, execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any applicable law, or which the Purchasers may reasonably request, to effectuate the transactions contemplated by the Transaction Documents, all at the expense of the Company.

            FURTHER ASSURANCES

            Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants and agreements by or on behalf of the Company or the Purchasers which are contained in this Agreement or in any of the other Transaction Documents shall bind and inure to the benefit of their respective heirs, successors, and permitted assigns, except that the Company shall not assign its rights or obligations hereunder without the consent of the Purchasers holding a majority of the Purchased Shares issued hereunder.

            Each Purchaser shall have the right, without the consent of the
                  Company but subject to compliance with applicable securities laws and the applicable provisions of this Agreement and the other Transaction Documents, to assign, all or part of, the securities acquired by it hereunder (including securities into which or for which such securities are convertible, exchangeable or exercisable) and assign, all or part of, its rights and obligations under this Agreement or any of the other Transaction Documents. The Company shall promptly amend Annex I to reflect the notice information for each transferee thereof as contemplated by Section 11. Upon any such amendment, the Company shall promptly deliver a copy of such Annex I, as so amended, to each Purchaser.

            COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Counterparts transmitted by facsimile may be treated as an original instrument and relied upon for all purposes as such.

            GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION

            All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Ohio, without giving effect to any choice or conflict of law provision or rule (whether in the State of Ohio or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Ohio. In furtherance of the foregoing, the internal law of the State of Ohio will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the internal law of some other jurisdiction would ordinarily or necessarily apply.

            BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL
                  TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

            Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any court of the State of Ohio or federal court of the United States of America sitting in the State of Ohio, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court of the State of Ohio or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court of the State of Ohio or federal court sitting in the State of Ohio. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            WAIVERS AND AMENDMENTS

            No failure or delay of any of the Purchasers in exercising any power or right in this Agreement or in any other Transaction Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of any other right or power. No waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be authorized as provided for in Section 12.6(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            Except as provided in Section 12.3, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written instrument which specifically references this Agreement which has been signed by the party against whom such waiver, amendment or modification is sought to be enforced or such party's authorized officer or representative.

            INCORPORATION OF SCHEDULES AND EXHIBITS

The annexes, schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof as though fully rewritten herein.

            INTERPRETATION AND CONSTRUCTION

The term "this Agreement" means this Series B Convertible Preferred Stock and Warrant Purchase Agreement, together with all annexes, schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including its annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, annexes, schedules and exhibits mean the sections of this Agreement and the annexes, schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. All references to payment amounts herein are United States dollar amounts, and all payments hereunder shall be made in United States dollars. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

            NO FIDUCIARY RELATIONSHIP

No provision in this Agreement or in any other Transaction Document and no course of dealing among the parties hereto shall be deemed to create any fiduciary duty by any of the Purchasers or any of their respective affiliates to the Company or its directors, officers, employees, stockholders or affiliates.

SEVERABILITY

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Series B Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

                                         THE COMPANY:

                                         TRANS-INDUSTRIES, INC.

                                         By: /s/ Dale S. Coenen
                                            ------------------------------------
                                            Name:  Dale S. Coenen
                                            Title: Chairman of the Board and
                                                   President

IN WITNESS WHEREOF, the parties have executed this Series B Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

                                         THE PURCHASERS:

                                         /s/ Harry E. Figgie, Jr.
                                         ---------------------------------------
                                         Harry E. Figgie, Jr., trustee under the
                                         Trust Agreement dated July 15, 1976,
                                         as modified